Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of (1) our reports dated May 15, 2014, relating to the consolidated financial statements of CorpBanca and Subsidiaries (the “Bank”) (which report expresses an unqualified opinion and contains an explanatory paragraph referring to the translation of Chilean peso amounts into U.S. dollar amounts), and the effectiveness of the Bank’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of CorpBanca for the year ended December 31, 2013; and of (2) our report dated December 31, 2014, appearing in the Report of Foreign Private Issuer on Form 6-K of CorpBanca relating to the interim consolidated financial statements of the Bank as of June 30, 2014, and for each of the six month periods ended June 30, 2014 and 2013 (which report expresses an unqualified opinion and contains an explanatory paragraph referring to the translation of Chilean peso amounts into U.S. dollar amounts). We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Santiago, Chile

January 13, 2015